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                                                                EXHIBIT 10.13.4

       Amendment No. 3 to the General Agreement for Purchase of Personal
                  Communications Systems and Services Between
                TeleCorp PCS, Inc., and Lucent Technologies Inc.


        This is the third amendment ("Amendment No. 3") to the General Agreement for the Purchase of Personal Communications Systems and Services ("General Agreement"), Contract No. LNM980501JATEL, between TeleCorp PCS, Inc., a Delaware corporation ("Customer"), and Lucent Technologies Inc. ("Seller" or Lucent"), a Delaware corporation, and is entered into as of November 10th, 1998. Capitalized not defined herein shall have the meaning given to such terms in the General Agreement.

        WHEREAS, the undersigned parties have previously entered into the General Agreement as amended by Amendment No.1 and Amendment No.2; and

        WHEREAS, the undersigned parties now wish to modify the General Agreement as stated in this Amendment.

        NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto agree to modify the General Agreement as follows:

        1. Customer hereby places a Purchase Order for Lucent to ship the following Products: 100 cell sites and 200 radio/amplifier pairs, as more fully set forth on Attachment A to this Amendment No. 3. Customer hereby agrees that Seller shall issue an invoice(s) on Delivery(ies) of these Products and Customer agrees to pay said invoice(s) within thirty (30) days of its (their) issuance. Title and risk of loss shall transfer to Customer upon Delivery.

        2. Sub-Article 1.1 HEADINGS AND DEFINITIONS is hereby amended by adding the term "Delivery" which shall read as follows: "Delivery means the Delivery of Products and Licensed Materials F.O.B. (defined in accordance with Incoterms 1990, as may be updated from time to time) at Seller's staging or manufacturing facilities in Columbus, Ohio, Omaha, Nebraska, or any other Seller's manufacturing facility and, with respect to batteries only, Dallas, Texas."

        3. Sub-Article 1.4 MINIMUM MARKET COMMITMENT is hereby amended by adding Puerto Rico, and by adding the following sentence at the end of the sub-article: "Customer agrees that during the term of this Agreement Seller shall be the exclusive supplier of MSC Products and Base Station Products and related Licensed Materials in any additional expansion Market that Customer elects to build out, provided Seller provides additional vendor financing for such Market on terms and in amounts (the amounts being 50% of the projected first five year purchase of Products, Licensed Materials and Services

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from Lucent for such Market: the "Projected Purchases") generally equivalent to the existing Series A and C Bonds (it being agreed that the financing for 15% of the Projected Purchases shall be evidenced by Series A Bonds and 35% by Series C Bonds, for an aggregate of 50% of the Projected Purchases).


        4. Paragraph (a) of Sub-Article 1.12 INVOICES AND TERMS OF PAYMENT is hereby retroactively amended to the effective date of the General Agreement and shall continue through the remaining term of the General Agreement to read as follows:

                "For the Products and Licensed Materials (including transportation charges and taxes, if applicable) listed on Attachment A to the General Agreement shipped on or after the date of this Amendment, Customer shall be invoiced one hundred percent (100%) of the purchase price on Delivery or as soon thereafter as practicable. Customer shall pay the invoiced amounts within thirty (30) days of the date of Seller's invoice. For the Products and Licensed Materials (including transportation charges and taxes, if applicable) listed on Attachment A to the General Agreement which were shipped prior to the date of this Amendment and invoiced on a progress or percentage payment method, any outstanding percentage will be invoiced by Seller immediately and Customer will pay such invoiced amounts within thirty (30) days from the date of Seller's invoice(s).

                For the Products and Licensed Materials (including transportation charges and taxes, if applicable) which are not listed on Attachment A to the Genral Agreement, Customer and Seller shall mutually agree at the time of an order for such Products and Licensed Materials as to the invoicing and payment terms.

                Invoicing for the four million dollar ($4,000,000) Optional Feature RTU per MSC with respect to each of the first four (4) MSC's shall occur on Delivery of such Optional Features, and payment for said invoices shall be due thirty (30) days after the date of Seller's invoice. Invoicing for the four million dollar ($4,000,000) Optional Feature RTU per MSC with respect to MSC's other that the first four (4) MSC's shall occur on Delivery of such Optional Features, and payment for said invoices shall be due thirty (30) days after Acceptance of the Initial System relating to such MSC.

                In every case, engineering will be billed upon Delivery of Products and installation will be billed as performed or as soon thereafter as practical."
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        5.      Notwithstanding anything to the contrary contained in this
Amendment or in the General Agreement, Customer shall not have the right to return to Lucent any Products or Licensed Materials listed on Attachment A to the General Agreement as a result of any delay in Provisional, Final or System Acceptance and Customer's only rights or remedies as a result of any such delay shall be to have Lucent timely correct any failure or problem necessary to obtain Provisional, Final or System Acceptance and to recover liquidated or other damages as provided for in the General Agreement.

        6. Paragraph (c) of Sub-Article 1.12 INVOICES AND TERMS OF PAYMENT is hereby deleted in its entirety.

        7. Except as modified by this Amendment, all terms and conditions of the General Agreement (as amended by Amendment 1 and Amendment 2) shall be fully applicable to this Amendment.

        8. Deference shall be granted to this Amendment hereto in the event of a conflict between this Amendment and the General Agreement.

        IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be executed by their duly authorized representative on the date(s) indicated.

TeleCorp PCS, Inc.                       Lucent Technologies Inc.

By:         /s/ RP Druski                By:       /s/ Kenneth J. Farrell
    ---------------------------------         ---------------------------------

Name:          RP Druski                 Name:       Kenneth J. Farrell
      -------------------------------          --------------------------------

Title:             CFO                   Title:        Sales Director
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Date:            11-10-98                 Date:            11-10-98
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